As filed with the Securities and Exchange Commission on August 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TREEHOUSE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2311383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2021 Spring Road, Suite 600 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

TreeHouse Foods, Inc. Equity and Incentive Plan

(Full title of the Plan)

Thomas E. O’Neill, Esq.

Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

(Name and address of agent for service)

(708) 483-1300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	3,000,000	$82.21	$246,630,000	$28,658.41

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share that may be issued pursuant to the TreeHouse Foods, Inc. Equity and Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the New York Stock Exchange on August 3, 2015.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 3,000,000 shares of the common stock of TreeHouse Foods, Inc., a Delaware corporation (the “Registrant”) that may be awarded under the Registrant’s Equity and Incentive Plan (f/k/a the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan), as amended (the “Plan”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2005 (Registration No. 333-126161), April 2, 2008 (Registration No. 333-150053) and August 15, 2012 (Registration No. 333-183321), which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended April 28, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 28, 2011).

3.2	Amended and Restated By-Laws of TreeHouse Foods, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated April 28, 2011).

4.1	TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective February 27, 2015 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 2, 2015).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, Illinois, on the 6th day of August 2015.

TREEHOUSE FOODS, INC.

By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam K. Reed and Thomas E. O’Neill and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sam K. Reed		August 6, 2015
Sam K. Reed	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis F. Riordan		August 6, 2015
Dennis F. Riordan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ George V. Bayly		August 6, 2015
George V. Bayly	Director

/s/ Diana S. Ferguson		August 6, 2015
Diana S. Ferguson	Director

/s/ Dennis F. O’Brien		August 6, 2015
Dennis F. O’Brien	Director

/s/ Frank J. O’Connell		August 6, 2015
Frank J. O’Connell	Director

/s/ Ann M. Sardini		August 6, 2015
Ann M. Sardini	Director

/s/ Gary D. Smith		August 6, 2015
Gary D. Smith	Director

/s/ Terdema L. Ussery, II		August 6, 2015
Terdema L. Ussery, II	Director

/s/ David B. Vermylen		August 6, 2015
David B. Vermylen	Director

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended April 28, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 28, 2011).

3.2	Amended and Restated By-Laws of TreeHouse Foods, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated April 28, 2011).

4.1	TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective February 27, 2015 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 2, 2015).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of this Registration Statement).